UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2005

Citi Trends, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-123028	52-2150697
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

102 Fahm Street, Savannah, Georgia	31401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (912) 236-1561

Former name or former address, if changed since last report: Not applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre- commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 29, 2005, Citi Trends, Inc., a Delaware corporation (the “Company”), entered into an amended and restated employment agreement with each of its Chief Executive Officer, R. Edward Anderson, and its President and Chief Merchandising Officer, George A. Bellino. The agreement with Mr. Anderson provides that he will continue to serve as the Company’s Chief Executive Officer and as a member of the Board of Directors of the Company, with a base salary of $340,000. In the event that Mr. Anderson is terminated for any reason other than cause, as defined in the agreement, he will be entitled to a severance payment of six months base salary to be paid over a period of six months. The agreement with Mr. Bellino provides that he will continue to serve as the Company’s President and Chief Merchandising Officer, with a base salary of $245,000. In the event that Mr. Bellino is terminated for any reason other than cause, as defined in the agreement, he will be entitled to a severance payment of six months base salary to be paid over a period of six months. Until December 31, 2006, Mr. Bellino is subject to a non-competition provision.

A copy of the agreement with Mr. Anderson is attached to this Current Report on Form 8-K (“Current Report”) as Exhibit 10.1. A copy of the agreement with Mr. Bellino is attached to this Current Report as Exhibit 10.2.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement by and between R. Edward Anderson and Citi Trends, Inc., dated as of December 29, 2005
10.2	Amended and Restated Employment Agreement by and between George A. Bellino and Citi Trends, Inc., dated as of December 29, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CITI TRENDS, INC.

Date: December 30, 2005
By: /s/ Thomas W. Stoltz

Name: Thomas W. Stoltz

Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Amended and Restated Employment Agreement by and between R. Edward Anderson and Citi Trends, Inc., dated as of December 29, 2005

10.2	Amended and Restated Employment Agreement by and between George A. Bellino and Citi Trends, Inc., dated as of December 29, 2005